MEDIACOMM BROADCASTING SYSTEMS, INC.
                                d/b/a SHOPBIZ.COM






                                Exhibit No. 10.8
                             Stock Option Agreement
                          with Cygen Technologies, Inc.


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                      MEDIACOMM BROADCASTING SYSTEMS, INC.
                             STOCK OPTION AGREEMENT

     THIS STOCK OPTION AGREEMENT (the "Agreement") is made and entered into as of October 14, 1999 (the "Date of Grant"), by and between MediaComm Broadcasting Systems, Inc., a Colorado corporation (the "Company"), and Cygen Technologies, Inc. ("Optionee"), a Colorado corporation.

     WHEREAS, effective August 25, 1999, the Board of Directors determined that the Optionee should receive an option to purchase shares of the Company's Common Stock in consideration of the consulting services being provided by Optionee to the Company, in order to provide the Optionee with an opportunity for investment in the Company and additional incentive to contribute to the success of the Company, said option to be for the number of shares, at the price per share and on the terms set forth in this Agreement; and

     WHEREAS, Optionee desires to receive an option on the terms and conditions set forth in this Agreement and agrees to continue to provide consulting services for the Company.

     NOW THEREFORE, the parties agree as follows:

     1. Grant of Option. The Company hereby grants to Optionee, as a matter of separate agreement and not in lieu of compensation for consulting services provided or to be provided by Optionee to the Company, and subject to the vesting schedule set forth in Section 3, the right and option (the "Option") to purchase all or any part of an aggregate of 150,000 shares of reserved authorized and unissued no par value Common Stock of the Company subject to adjustment as hereinafter set forth (the "Option Shares"), pursuant to the terms and conditions set forth in this Agreement.

     2. Option Price. At any time when shares are to be purchased pursuant to the Option, the purchase price for each Option Shares shall be $.20 subject to adjustment as hereinafter set forth (the "Option Price").

     3. Vesting Date and Option Period. The right to exercise this option and acquire shares of Common Stock of the Company shall vest and commence on October 15, 2000 and continue until October 15, 2002.

     4. Exercise of Option.

          i.   The Option may be exercise by delivering to the Company:

               (i) a Notice and Agreement of Exercise of Option, substantially in the form attached hereto as Exhibit A, specifying number of Option Shares with respect to which the Option is exercised; and

               (ii) full payment in cash of the Option Price for such shares.

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               b. Notwithstanding the foregoing, an Option may not be exercised in part unless the purchase price of the Option Shares purchased is at least $1,000.00.

               c. Promptly upon receipt of the Notice and Agreement of Exercise and the final payment of the Option Price by the Optionee (including payment or provision for payment of any applicable withholding or similar taxes), the Company shall deliver to the Optionee a properly executed certificate or certificates representing the Option Shares being purchased.

               d. The Optionee shall report all sales of Option Shares to the Company in writing on a form prescribed by the Company. Based upon the report of sales submitted by the Optionee, the Company may make any withholding required by state of Federal income tax laws.

     5. Adjustment By Stock Split, Stock Dividend, Etc. If at any time the Company increases or decreases the number of its outstanding shares of Common Stock, or changes in any way the rights and privileges of such shares, by means of the payment of a stock dividend or the making of any other distribution on such shares payable in its Common Stock, or through a stock split or subdivision of shares, or a consolidation or combination of shares, or through a reclassification or recapitalization involving its Common stock, the numbers, rights, and privileges of the shares of Common Stock included in the Option and/or the exercise price of the Option will be increased, decreased or changed in a like manner so that the Optionee will be entitled too substantially the same rights as set forth in the Agreement.

     6. Common Stock To Be Received Upon Exercise. Optionee understands that the Option Shares represent restricted securities within the meaning of the Securities Act of 1933, have not been registered and that the Company is under no obligation to register the Option Shares under the 1933 Act, and that in the absence of any such registration, the Option Shares cannot be sold unless they are sold pursuant to an exemption from registration under the Act. The Company is under no obligation to comply, or to assist the Optionee in complying with any exemption from such registration requirement, including supplying the Optionee with any information necessary to permit routine sales of the Stock under Rule 144 of the Securities and Exchange Commission. Optionee also understands that with respect to Rule 144, routine sales of securities made in reliance upon such Rule can only be made in limited amounts in accordance with the terms and conditions of the Rule, and that in cases in which the Rule is inapplicable, compliance with either Regulation A or another disclosure exemption under the Act will be required. Thus, the Option Shares will have to be held indefinitely in the absence of registration under the Act or an exemption from registration.

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     Furthermore, the Optionee fully understands that the Option Shares have not been registered under the Act and that they will be issued in reliance upon an exemption which is available only if Optionee acquirers such shares for investment and not with a view to distribution. Optionee is familiar with the phrase "acquired for investment and not with a view to distribution" as it relates to the Act and the special meaning given to such term in various releases of the Securities and Exchange Commission.

     The foregoing restrictions or notices thereof may be placed on the certificates representing the Option Shares purchased pursuant to the Option and the Company may refuse to issue the certificates or to transfer the shares on its books unless it is satisfied that no violation of such restrictions will occur.

     7. Privilege of Ownership. Optionee shall not have any of the rights of a shareholder with respect to the shares covered by the Option except to the extent that one or more certificates for such shares shall be delivered to him upon exercise of the Option.

     8. Notices. Any notices required or permitted to be given under this Agreement shall be in writing and shall be given either (a) by personal delivery against a receipted copy, or (b) by certified registered United States mail, return receipt requested, postage prepaid, or (c) by facsimile against a confirmed receipt, to the following addresses:

        Company:          MediaComm Broadcasting Systems, Inc.
                          925 W. Kenyon #15
                          Englewood, Colorado 80112
                          Facsimile:303-762-6448

        Optionee:         Cygen Technologies, Inc.
                          2460 West 26th Avenue
                          Suite 280-C
                          Denver, Colorado 80211

     Any party may change its address for purposes of this paragraph by giving the other parties written notice of the new address in the manner set forth above.

     9. Miscellaneous. This Agreement constitutes the entire understanding of the parties with respect to the subject matter herein. This Agreement shall be governed by the laws of the State of Colorado. There are no representations, promises, warranties, covenants or undertakings other than those expressly set forth herein. No modification, waiver or termination of any of the terms herein shall be valid unless in writing and executed with the same formality as this Agreement. No waiver by either party of any breach or default hereof by the other shall be deemed to be a waiver of any preceding or succeeding breach or default hereof, and no waiver shall be operative unless the same shall be in

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writing. The headings contained in this Agreement are for convenience or reference only and shall not be deemed to alter or affect any provision hereof. Should any provision of this agreement be declared invalid by a court of competent jurisdiction, the remaining provisions hereof shall remain in full force and effect regardless of such declaration. In the event of any dispute or litigation between the parties, the prevailing party shall be entitled to reasonable attorney's fees and costs. Time is of the essence.

     IN WITNESS WHEREOF, the parties have executed this Agreement on the dates set forth below, to be effective as of the date and year first above written.


COMPANY:                                   OPTIONEE:

MediaComm Broadcasting Systems, Inc.       Cygen Technologies, Inc.

By:

/s/                                        /s/
-------------------------                  ----------------------------
Don E. Montague                            Justin Gried
Name                                       Name

President                                  President
-------------------------                  -----------------------------
Title                                      Title


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                                    EXHIBIT A

                     TO MEDIACOMM BROADCASTING SYSTEMS, INC.

                             STOCK OPTION AGREEMENT

                      MEDIACOMM BROADCASTING SYSTEMS, INC.
                   NOTICE AND AGREEMENT OF EXERCISE OF OPTION


     Cygen Technologies, Inc. ("Cygen") hereby exercises its MediaComm Broadcasting Systems, Inc. Stock Option dated October 14, 1999 as to __________ shares of MediaComm Broadcasting Systems, Inc. no par value Common Stock (the "Option Shares").

     Enclosed are the documents and payment specified in Section 4 of the Option Agreement. It is understood that no Option Shares will be issued unless and until, in the opinion of MediaComm Broadcasting Systems, Inc. (the "Company"), any applicable registration requirements of the Securities Act of 1933, as amended, any applicable listing requirements of any securities exchange o which stock of the same class is then listed, and any other requirements of law or any regulatory bodies having jurisdiction over such issuance and delivery, shall have been fully complied with. Cygen hereby acknowledges, represents, warrants and agrees, to and with the Company as follows:

     (a) The Option Shares Cygen is purchasing are being acquired for its own account for investment purposes only and with no view to their resale or other distribution of any kind, and no other person will own any interest therein;

     (b) Cygen will not sell or dispose of said Option Shares in violation of the Securities Act of 1933, as amended, or any other applicable federal or states securities laws.

     (c) If and so long as Cygen is subject to reporting requirements under
Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), Cygen recognizes that any sale by Cygen of the Company's no par value Common Stock within six months before the Date of Grant of my Stock Option may create liability for Cygen under Section 16(b) of the Exchange Act ("Section 16(b)");

     (d) Cygen has consulted with its counsel regarding the application of
Section 16(b) to this exercise of Cygen's Option;

     (e) Cygen will consult with its counsel regarding the application of
Section 16(b) before it makes any sale of the Company's no par value Common Stock, including the Option Shares;

     (f) Cygen will report all sales of Option Shares to the Company in writing on a form prescribed by the Company;

     (g) If necessary, Cygen will assist the Company in the filing of a Form 4 with the Securities and Exchange Commission and will timely file all reports that Cygen may be required to file under the federal securities laws; and

     (h) Cygen agrees that the Company may without liability for its good faith actions, place legend restrictions upon my Option Shares and issue "stop transfer" instructions requiring compliance with applicable securities laws and the terms of my Option.

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                                            CYGEN TECHNOLOGIES, INC.


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